News Release

For more information, please contact:
Investor Relations:
Dexter Congbalay
224-306-1535
dexter.congbalay@conagrafoods.com

Media:
Shelby Stoolman
208-424-5461
shelby.stoolman@conagrafoods.com

Lamb Weston Holdings, Inc. Reports Fiscal Second Quarter 2017 Results

•	Net Sales increased 7% to $791 million
•	Net Income attributable to Lamb Weston increased 19% to $87 million from $73 million; Adjusted Net Income attributable to Lamb Weston(1) increased 27% to $93 million
•	Adjusted EBITDA including unconsolidated joint ventures(1) increased 19% to $168 million
•	Diluted EPS was $0.59, up from $0.50 in the prior year period; Adjusted Diluted EPS(1) was $0.63

EAGLE, ID (Jan. 10, 2017) – Lamb Weston Holdings, Inc. (NYSE: LW) announced today its second quarter 2017 results.

“We’re very excited to begin our journey as an independent company and are pleased with our better-than-expected second quarter and year-to-date results,” said Tom Werner, President and CEO.  “Our focus on execution in this favorable environment is evident in our strong first half performance, and we’ve raised our sales and earnings outlook accordingly.  Demand for frozen potato products continues to grow around the world.  We’re managing through a tight capacity environment and driving supply chain efficiencies to meet current demand until our capacity expansion comes online in the second half of calendar 2017.  We believe that we’re well positioned to capture growth over the long term through our strong relationships with customers, our innovation and our global footprint.”

Summary of Second Quarter and FY 2017 Year-to-Date Results
($ in millions, except per share)

		Year-Over-Year		Year-Over-Year
	Q2 2017	Growth Rates	YTD 2017	Growth Rates
Net sales	$790.7	7%	$1,567.0	5%
Income from operations	$125.5	15%	$250.5	29%
Net income attributable	$87.2	19%	$166.8	23%
to Lamb Weston
Diluted EPS	$0.59	18%	$1.13	23%

Adjusted EBITDA including	$168.1	19%	$339.9	29%
unconsolidated joint ventures(1)
Adjusted Diluted EPS(1)	$0.63	26%	$1.21	32%

Q2 2017 Commentary

Net sales were $791 million, up 7 percent versus the year-ago period.  Volume increased 4 percentage points as productivity programs and strong manufacturing plant performance stretched available capacity, allowing the Company to meet demand growth in both North America and international markets.  Price/mix increased 3 percentage points due to pricing actions and favorable product and customer mix.

Income from operations increased 15 percent to $126 million from $110 million in the prior year period, and included $9 million of costs related to the spinoff from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., “Conagra”).  The increase was largely due to favorable price/mix and volume, as well as supply chain efficiencies.  Raw potato costs were essentially flat versus the prior year period.  Selling, general and administrative expense increased, largely due to incremental costs associated with being a stand-alone business as well as higher incentive compensation costs.

Adjusted EBITDA including unconsolidated joint ventures was $168 million, an increase of 19 percent versus the prior year period, mainly reflecting growth in income from operations, partially offset by lower equity method investment earnings.

Diluted EPS increased 18 percent to $0.59 from $0.50 in the prior year period, and Adjusted Diluted EPS was $0.63, up 26 percent.  The increases were largely due to higher income from operations, partially offset by higher interest costs and lower equity method investment earnings.  The effective tax rate(2) was 27 percent in second quarter of fiscal 2017. The lower rate is primarily attributable to an increase in costs determined to be deductible, as well as a discrete benefit from fiscal 2016 foreign taxes.

Q2 2017 Segment Highlights

Global

Global Segment Summary

		Year-Over-Year
	Q2 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$412.6	6%	1%	5%
Segment Product Contribution Margin(1)	$92.3	17%

Net sales for the Global segment increased 6 percent to $413 million.  Volume added 5 percentage points, driven by growth in both domestic and international markets.  Price/mix contributed 1 percentage point, largely reflecting price increases for international markets and selected domestic customers, as well as actions to improve customer and product mix.

Global Segment Product Contribution Margin increased 17 percent to $92 million, driven by favorable price/mix, volume growth and supply chain efficiency savings.

Foodservice

Foodservice Segment Summary

		Year-Over-Year
	Q2 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$250.6	11%	6%	5%
Segment Product Contribution Margin(1)	$80.2	39%

Net sales for the Foodservice segment increased 11 percent to $251 million.  Price/mix added 6 percentage points, reflecting pricing actions and improvement in customer and product mix.  Volume increased 5 percentage points, largely behind growth of small and mid-sized restaurant chain operators as well as regional and independent food distributors.

Foodservice Segment Product Contribution Margin increased 39 percent to $80 million, driven by favorable price/mix, supply chain efficiency savings and volume growth.

Retail

Retail Segment Summary

		Year-Over-Year
	Q2 2017	Growth Rates	Price/Mix	Volume
	($ in mil.)
Net Sales	$96.5	5%	1%	4%
Segment Product Contribution Margin(1)	$20.9	36%

Net sales for the Retail segment increased 5 percent to $97 million.  Volume increased 4 percentage points, largely driven by growth of licensed brands and private label.  Price/mix increased 1 percentage point, reflecting higher prices and favorable customer and product mix.

Retail Segment Product Contribution Margin increased 36 percent to $21 million, driven by favorable price/mix, the timing of advertising spending, supply chain efficiency savings and volume growth.

Equity Method Investment Earnings

Equity method investment earnings from unconsolidated joint ventures were $6.2 million, a decrease of $1.5 million, largely reflecting the impacts of higher raw potato costs in Europe.

Outlook

The Company provides earnings guidance on a non-GAAP basis and does not reconcile guidance to GAAP as the Company cannot predict certain elements which are included in reported GAAP results, including costs related to the spinoff from Conagra and other items impacting comparability.

FY 2017 Outlook Summary

Net Sales growth rate	Mid-Single Digit

Adjusted EBITDA including unconsolidated	Mid-Teens
joint ventures growth rate

Adjusted Diluted EPS	$2.20 - $2.28

Interest expense	Approximately $60 million

Effective tax rate(2)	Approximately 34%

Based on the Company’s year-to-date performance, the Company has updated its outlook for fiscal 2017 as indicated below:

•	Net sales to grow at a mid-single digit rate, up from a previous estimate of a low single digit increase, with a relatively balanced contribution from price/mix and volume.

•

Adjusted EBITDA including unconsolidated joint ventures to grow at a mid-teens rate, up from a previous estimate of a high single digit increase, reflecting solid sales growth and savings from supply chain efficiencies, partially offset by lower contribution from equity method investment earnings.  Potato costs are expected to remain essentially flat.

•	Adjusted Diluted EPS of $2.20 to $2.28.

In addition, the Company expects total interest expense to be approximately $60 million and the effective tax rate(2) to be approximately 34%.

End Notes

1)

Adjusted EBITDA, Adjusted EBITDA including unconsolidated joint ventures, Adjusted Income from Operations, Adjusted Net Income attributable to Lamb Weston, Adjusted Diluted EPS and Segment Product Contribution Margin are non-GAAP financial measures.  Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

2)	The effective tax rate is calculated as the ratio of income tax expense to pre-tax income, inclusive of equity method investment earnings.

Webcast and Conference Call Information

Lamb Weston will host a conference call to review its second quarter 2017 results at 10:00 a.m. ET today.  A listen-only webcast will be provided at www.lambweston.com.

About Lamb Weston

Lamb Weston, along with its joint venture partners, is a leading supplier of frozen potato, sweet potato, appetizer and vegetable products to restaurants and retailers around the world.  For more than 60 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for our customers and make things more delicious for their customers.  From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles.  Because, when we look at a potato, we see possibilities.  Learn more about us at lambweston.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  The Company undertakes no responsibility for updating these statements.  Readers of this press release should understand that these statements are not guarantees of performance or results.  Many factors could affect the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release.  These risks and uncertainties include, among other things:  the Company’s ability to successfully execute its long-term value creation strategy; the competitive environment and related market conditions; political and economic conditions of the countries in which it conducts business and other factors related to its international operations; disruption of its access to export mechanisms; its ability to complete proposed acquisitions or integrate acquired businesses or execute on large capital projects; its future debt levels; the availability and prices of raw materials; changes in its relationships with its growers or significant customers; the success of its joint ventures; actions of governments and regulatory factors affecting its businesses; the ultimate outcome of litigation or any product recalls; increased pension, labor and people-related expenses; its ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release.

Non-GAAP Financial Measures

To supplement the financial information, the Company has presented Adjusted Income from Operations, Adjusted EBITDA, Adjusted EBITDA including unconsolidated joint ventures, Adjusted Net Income attributable to Lamb Weston, Adjusted Diluted EPS and Segment Product Contribution Margin, which are considered non-GAAP financial measures.  The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") that are presented in this press release.  The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way.  These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.

Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.  Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, or (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results.  The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.

Lamb Weston Holdings, Inc.

Condensed Combined and Consolidated Statements of Earnings

(unaudited, dollars in millions, except per-share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	November 27,	November 29,	November 27,	November 29,
	2016 (1)	2015 (1)	2016 (1)	2015 (1)
Net sales	$790.7	$740.3	$1,567.0	$1,488.1
Cost of sales	591.8	578.5	1,187.5	1,185.0
Gross profit	198.9	161.8	379.5	303.1
Selling, general and administrative expenses (2)	73.4	52.3	129.0	109.0
Income from operations	125.5	109.5	250.5	194.1
Interest expense, net	6.8	1.5	8.3	2.8
Income before income taxes and equity method earnings	118.7	108.0	242.2	191.3
Income tax expense	33.9	38.7	84.9	71.0
Equity method investment earnings	6.2	7.7	16.8	20.2
Net income	91.0	77.0	174.1	140.5
Less: Income attributable to noncontrolling interests	3.8	3.7	7.3	5.2
Net income attributable to Lamb Weston Holdings, Inc.	$87.2	$73.3	$166.8	$135.3
Earnings per share
Basic	$0.59	$0.50	$1.14	$0.92
Diluted	$0.59	$0.50	$1.13	$0.92

(1)

On November 9, 2016, Lamb Weston Holdings, Inc. (“Lamb Weston”) separated from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., “Conagra”) and became an independent publicly traded company through the pro rata distribution by Conagra of 100% of the outstanding common stock of Lamb Weston to Conagra stockholders (the “Separation” or “Spinoff”). The condensed combined and consolidated earnings in all periods prior to November 9, 2016, were carved out of Conagra’s consolidated financial statements.  These financial statements may not reflect what the Company’s results of operations would have been had it operated as a separate stand-alone company and may not be indicative of its future results of operations.  The thirteen and twenty-six weeks ended November 27, 2016, include only 2.5 weeks of stand-alone Lamb Weston results.  These financial statements should be read together with the consolidated financial statements and notes filed with the Securities and Exchange Commission in the Company’s registration statement on Form 10, as amended, on October 17, 2016, and its fiscal 2017 second quarter Form 10-Q.

(2)

The thirteen and twenty-six weeks ended November 27, 2016, include $9.0 million and $18.7 million, respectively, of expenses related to the separation of Lamb Weston from Conagra as discussed in footnote (1) above. The expenses related primarily to professional fees.

Lamb Weston Holdings, Inc.

Condensed Combined and Consolidated Balance Sheets

(unaudited, dollars in millions, except share data)

	November 27,	May 29,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$69.4	$36.4
Receivables, less allowance for doubtful accounts of $0.6 and $0.5	232.2	186.5
Inventories	615.9	498.9
Prepaid expenses and other current assets	18.5	58.2
Total current assets	936.0	780.0
Property, plant and equipment, net	1,134.3	1,043.1
Goodwill	131.7	133.9
Intangible assets, net	38.3	39.6
Equity method investments	150.8	155.2
Other assets	9.1	6.5
Total assets	$2,400.2	$2,158.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Revolving credit facility	$80.0	$—
Notes payable	25.2	24.9
Current portion of long-term debt	39.0	13.5
Accounts payable	314.3	238.0
Accrued liabilities	146.6	133.2
Total current liabilities	605.1	409.6
Long-term liabilities:
Long-term debt, excluding current portion	2,382.0	104.6
Deferred income taxes	56.9	144.0
Other noncurrent liabilities	64.8	52.1
Total long-term liabilities	2,503.7	300.7
Commitment and contingencies
Redeemable noncontrolling interest	50.0	47.4
Stockholders' equity:
Common stock of $1.00 par value, 600,000,000 shares authorized; 146,046,395 shares issued	146.0	—
Parent companies' invested equity	—	1,409.8
Additional distributed capital	(897.7)	—
Retained earnings	15.3	—
Accumulated other comprehensive loss	(22.2)	(9.2)
Total stockholders' equity (deficit)	(758.6)	1,400.6
Total liabilities and stockholders’ equity (deficit)	$2,400.2	$2,158.3

Lamb Weston Holdings, Inc.

Condensed Combined and Consolidated Statements of Cash Flows

(unaudited, dollars in millions)

	Twenty-Six Weeks Ended
	November 27,	November 29,
	2016	2015
Cash flows from operating activities
Net income	$174.1	$140.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles and debt issuance costs	52.1	47.9
Share-based compensation expense	5.2	4.3
Earnings of joint ventures in excess of distributions	(2.8)	(12.5)
Other	(0.4)	(3.1)
Change in operating assets and liabilities:
Receivables	(45.8)	(27.4)
Inventories	(117.0)	(96.7)
Deferred income taxes and income taxes payable, net	(8.3)	7.7
Prepaid expenses and other current assets	41.4	43.5
Accounts payable	59.8	72.4
Accrued liabilities	4.1	(3.7)
Net cash provided by operating activities	$162.4	$172.9
Cash flows from investing activities
Additions to property, plant and equipment	(127.8)	(66.3)
Proceeds from sale of assets	2.0	2.7
Net cash used for investing activities	$(125.8)	$(63.6)
Cash flows from financing activities
Proceeds from short-term borrowings	—	9.8
Borrowings from revolving credit facility	80.0	—
Proceeds from issuance of debt	798.1	—
Debt repayments	(3.4)	(1.4)
Payments of debt issuance costs	(9.6)	—
Net transfers (to) from parent	(38.8)	(121.1)
Cash distribution to parent at Separation	(823.5)	—
Cash distributions paid to noncontrolling interest	(5.6)	(2.8)
Net cash used for financing activities	$(2.8)	$(115.5)
Effect of exchange rate changes on cash and cash equivalents	(0.8)	(0.5)
Net increase (decrease) in cash and cash equivalents	33.0	(6.7)
Cash and cash equivalents, beginning of the period	36.4	30.6
Cash and cash equivalents, end of period	$69.4	$23.9

Lamb Weston Holdings, Inc.

Segment Information

(dollars in millions)

(unaudited)

	Thirteen Weeks Ended
			Year-Over-
	November 27,	November 29,	Year Growth
	2016	2015	Rates	Price/Mix	Volume
Segment sales
Global	$412.6	$388.3	6%	1%	5%
Foodservice	250.6	225.2	11%	6%	5%
Retail	96.5	91.8	5%	1%	4%
Other	31.0	35.0	(11%)	(2%)	(9%)
	$790.7	$740.3	7%	3%	4%

Segment product contribution margin (1)
Global	$92.3	$78.9	17%
Foodservice	80.2	57.8	39%
Retail	20.9	15.4	36%
Other	(0.4)	2.2	(118%)
	193.0	154.3	25%
Other selling, general, and administrative expenses	67.5	44.8	51%
Income from operations	$125.5	$109.5	15%

Items impacting comparability (2)
Expenses related to the spinoff	$9.0	$—

Adjusted income from operations (3)	$134.5	$109.5	23%

(1)

Segment product contribution margin excludes general corporate expenses and interest expense because management believes such amounts are not directly associated with segment performance results for the period.

(2)

The thirteen weeks ended November 27, 2016 includes $9.0 million of expenses related to the separation of Lamb Weston from Conagra as discussed in footnote (1) on page 6. The expenses related primarily to professional fees.

(3)

Adjusted income from operations is a non-GAAP financial measure. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston’s segments and the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods presented. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Segment Information

(dollars in millions)

(unaudited)

	Twenty-Six Weeks Ended
			Year-Over-
	November 27,	November 29,	Year Growth
	2016	2015	Rates	Price/Mix	Volume
Segment sales
Global	$811.8	$771.1	5%	1%	4%
Foodservice	510.9	471.5	8%	5%	3%
Retail	186.1	179.5	4%	3%	1%
Other	58.2	66.0	(12%)	(3%)	(9%)
	$1,567.0	$1,488.1	5%	2%	3%

Segment product contribution margin (1)
Global	$165.9	$134.3	24%
Foodservice	159.7	118.0	35%
Retail	40.5	28.6	42%
Other	2.8	8.9	(69%)
	368.9	289.8	27%
Other selling, general, and administrative expenses	118.4	95.7	24%
Income from operations	$250.5	$194.1	29%

Items impacting comparability (2)
Expenses related to the spinoff	$18.7	$—
Expenses related to SCAE Plan	—	0.1

Adjusted income from operations (3)	$269.2	$194.2	39%

(1)

Segment product contribution margin excludes general corporate expenses and interest expense because management believes such amounts are not directly associated with segment performance results for the period.

(2)	The twenty-six weeks ended November 27, 2016, includes $18.7 million of expenses related to the separation of Lamb Weston from Conagra as discussed in footnote (1) on page 6.

The twenty-six weeks ended November 29, 2015, includes $0.1 million of costs incurred in connection with the initiative to improve selling, general and administrative effectiveness and efficiencies, which is referred to as the Supply Chain and Administrative Efficiency Plan (the “SCAE Plan”).

(3)	See footnote (3) on page 9 for a discussion of non-GAAP financial measures.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in millions)

(unaudited)

There were no items impacting comparability during the thirteen weeks ended November 29, 2015. The twenty-six weeks ended November 29, 2015, included $0.1 million of costs incurred in connection with the SCAE Plan as discussed in footnote (2) on page 10.

	Thirteen Weeks Ended November 27, 2016
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$125.5	$6.8	$33.9	$6.2	$91.0	$3.8	$87.2	$0.59
Items impacting
comparability (1) (2)
Expenses related to the spinoff	9.0	—	3.3	—	5.7	—	5.7	0.04
Total items impacting
comparability	9.0	—	3.3	—	5.7	—	5.7	0.04
Adjusted (3)	$134.5	$6.8	$37.2	$6.2	$96.7	$3.8	$92.9	$0.63

	Twenty-Six Weeks Ended November 27, 2016
				Equity		Less: Income	Net Income
			Income	Method		Attributable to	Attributable
	Income From	Interest	Tax	Investment		Noncontrolling	to Lamb	Diluted
	Operations	Expense	Expense	Earnings	Net Income	Interests	Weston	EPS
As reported	$250.5	$8.3	$84.9	$16.8	$174.1	$7.3	$166.8	$1.13
Items impacting
comparability (1) (2)
Expenses related to the spinoff	18.7	—	6.9	—	11.8	—	11.8	0.08
Total items impacting
comparability	18.7	—	6.9	—	11.8	—	11.8	0.08
Adjusted (3)	$269.2	$8.3	$91.8	$16.8	$185.9	$7.3	$178.6	$1.21

(1)	See footnote (2) on page 6 for a discussion of the items impacting comparability.

(2)	Items impacting comparability are tax-effected at a marginal rate of 37%.

(3)

Adjusted income from operations, income tax expense, net income, net income attributable to Lamb Weston and diluted earnings per share are non-GAAP financial measures. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of Lamb Weston’s business. These non-GAAP measures provide a means to evaluate the performance of Lamb Weston on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP.  The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Lamb Weston Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in millions)

(unaudited)

Adjusted EBITDA is defined as net income attributable to Lamb Weston plus income attributable to noncontrolling interests, interest expense (net of interest income), income taxes, depreciation and amortization and items impacting comparability, less equity method investment earnings.  The following table reconciles net income attributable to Lamb Weston to Adjusted EBITDA and Adjusted EBITDA including unconsolidated joint ventures.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	November 27,	November 29,	November 27,	November 29,
	2016	2015	2016	2015
Net income attributable to Lamb Weston Holdings, Inc.	$87.2	$73.3	$166.8	$135.3
Income attributable to noncontrolling interests	3.8	3.7	7.3	5.2
Equity method investment earnings	(6.2)	(7.7)	(16.8)	(20.2)
Interest expense, net	6.8	1.5	8.3	2.8
Income tax expense	33.9	38.7	84.9	71.0
Income from operations	125.5	109.5	250.5	194.1
Depreciation and amortization	26.4	24.1	51.8	47.9
Items impacting comparability (1)
Expenses related to the spinoff	9.0	—	18.7	—
Expenses related to SCAE Plan	—	—	—	0.1
Adjusted EBITDA (2) (3)	160.9	133.6	321.0	242.1

Unconsolidated Joint Ventures (4)
Equity method investment earnings	6.2	7.7	16.8	20.2
Interest expense, income tax expense, and depreciation and amortization
included in equity method investment earnings	5.7	4.1	11.2	9.1
Add: EBITDA from unconsolidated joint ventures (2)	11.9	11.8	28.0	29.3

Consolidated Joint Ventures (4)
Income attributable to noncontrolling interests	(3.8)	(3.7)	(7.3)	(5.2)
Interest expense, income tax expense, and depreciation and amortization
included in income attributable to noncontrolling interests	(0.9)	(0.9)	(1.8)	(1.8)
Subtract: EBITDA from consolidated joint ventures (2)	(4.7)	(4.6)	(9.1)	(7.0)

Adjusted EBITDA including unconsolidated joint ventures (2)	$168.1	$140.8	$339.9	$264.4

(1)	See footnote (2) on page 6, for a discussion on items impacting comparability.

(2)

Adjusted EBITDA and Adjusted EBITDA including unconsolidated joint ventures are non-GAAP financial measures. Management excludes items impacting comparability between periods as it believes these items are not necessarily reflective of the ongoing operations of the Company. Lamb Weston presents these measures because they provide a means to evaluate the performance of the Company on an ongoing basis using the same measures that are frequently used by the Company’s management and assist in providing a meaningful comparison between periods. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP.  The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(3)	Adjusted EBITDA includes EBITDA from consolidated joint ventures.

(4)

Lamb Weston holds equity interests in three potato processing joint ventures, including 49.99% of Lamb Weston BSW, LLC and 50% of Lamb-Weston/RDO Frozen and Lamb-Weston/Meijer v.o.f.  Lamb Weston consolidates the financial statements of Lamb Weston BSW, LLC and accounts its ownership in the other joint ventures under the equity method of accounting.